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                                                            Exhibit 10(a)

                                   ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of January 13, 1999, by and among Edward D. Vierling ("Vierling"), Edward D. Vierling, not in his individual capacity, but in his capacity as Seller Representative under the Merger Agreement described herein (the "Seller Representative"), Haggar Clothing Co., a Nevada corporation ("Acquiror"), and Chase Bank of Texas, N.A., a national banking association with its corporate trust headquarters in Dallas, Texas (the "Escrow Agent").

                                       RECITALS

     A. Pursuant to the Agreement and Plan of Merger dated as of December 17, 1998 (the "Merger Agreement"), by and between Acquiror, JI Acquisition, Inc., a Texas corporation and a direct, wholly-owned subsidiary of Acquiror ("Acquiror Sub"), Jerell, Inc., a Texas corporation (the "Target"), and each of the Target's shareholders named therein, Acquiror Sub shall be merged with and into the Target (the "Merger"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

     B. Simultaneously with the execution and delivery of this Agreement, Acquiror or a Subsidiary of Acquiror and Vierling entered into the Amended Employment Agreement.

     C. It is a condition precedent to the consummation of the Merger that Acquiror, Vierling, the Seller Representative and the Escrow Agent execute and deliver this Agreement.


                                      AGREEMENTS

     NOW, THEREFORE, in consideration of the recitals and of the respective agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     SECTION 1. ESTABLISHMENT OF ESCROW ACCOUNTS. Concurrently with the execution hereof and pursuant to the Merger Agreement, Acquiror will deliver
(a) $1,500,000 in cash (the "Vierling Escrow Amount") to an account designated by the Escrow Agent as the "Vierling Escrow Account," which amount shall be held as security for certain payment obligations, if any, due from Acquiror to Vierling in accordance with the Amended Employment Agreement, and (b) $2,000,000 in cash (the "Indemnification Escrow Amount") to an account designated by the Escrow Agent as the "Jerell Escrow Account," which amount shall be held as security for the indemnification obligations of the Target's shareholders to Acquiror Indemnified Parties in accordance with Article 11 of the Merger Agreement. The Vierling Escrow Amount, together with any Interest (as hereinafter defined) earned thereon from any investment thereof hereunder, is hereinafter referred to as the "Vierling Escrowed Property," and the Indemnification Escrow Amount, together with any Interest earned thereon from any investment thereof hereunder, is hereinafter referred to as the "Indemnification Escrowed Property," and the sum of the foregoing amounts is hereinafter referred to as the "Escrowed Property." The Escrowed Property and any interest, dividends, income, or other proceeds earned thereon from and after the Closing Date (the "Interest") shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

     SECTION 2.     INVESTMENT OF PROCEEDS OF ESCROWED PROPERTY.

          (a) The Escrow Agent shall from time to time invest and reinvest (i) the Vierling Escrowed Property, if any, in such of the investments listed below as Acquiror and Vierling may from time to time elect by joint written instructions received by the Escrow Agent and (ii) the Indemnification Escrowed Property, if any, in such of the investments listed below as Acquiror and the Seller Representative may from time to time elect by joint written instructions received by the Escrow Agent ("Permitted Investments"):

               (A)  Any U.S. Government or U.S. Government Agency security;

               (B)  Any commercial paper rated A1/P1 or better;

               (C) Any certificate of deposit or time deposit in any bank with a long-term debt rating of A or better from Moody's Investors Services, Inc. or Standard & Poor's Corporation;

               (D) Chase Vista 100% U.S. Treasury Securities Money Market Fund (Vista Share Class); or

               (E)  The following institutional money market funds:

                    (1)  Dreyfus Treasury Cash Management Fund
                    (2)  Provident T-Fund Dollar Account
                    (3)  Federated Treasury Obligations Fund
                    (4)  AIM Treasury Portfolio

In the absence of written instructions to the contrary from Acquiror and Vierling, the Escrow Agent shall invest the Vierling Escrowed Property in Permitted Investments set forth in clause (D) of this Section 2(a). In the absence of written instructions to the contrary from Acquiror and the Seller Representative, the Escrow Agent shall invest the Indemnification Escrowed Property in Permitted Investments set forth in clause (D) of this Section 2(a).

          (b)  Any Interest shall be set aside and distributed as provided in
Section 2(d).

          (c) The Escrow Agent will act upon written investment instructions the next Business Day after such instructions are received, provided such instructions are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment by the next Business Day. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next Business Day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest Escrowed Property on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure or delay in the


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

making of an investment or reinvestment, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith, unless such error, failure or delay results from the Escrow Agent's gross negligence or willful misconduct. As and when the Escrowed Property or any Interest or any portion thereof is to be released under this Agreement, the Escrow Agent shall cause the Permitted Investments pertaining to such release to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the parties hereto shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Escrowed Property is invested or the choice of Permitted Investments that are converted into cash pursuant to this
Section 2(c).

          (d) Any Interest earned on the Vierling Escrowed Property shall be distributed to Vierling within ten calendar days of the end of each calendar quarter in which the Interest was paid to the Escrow Agent, in accordance with joint written instructions executed by Vierling and Acquiror and received by the Escrow Agent. Any Interest earned on the Indemnification Escrowed Property shall be distributed for the benefit of the Target's shareholders in accordance with joint written instructions executed by the Seller Representative and Acquiror and received by the Escrow Agent, said written instructions to include each Target shareholder's name, mailing address, W-9 (if available), and amount or percentage each shareholder is to receive of such distribution. Upon the termination of this Agreement pursuant to Section 15, and in the absence of joint written instructions to the contrary executed by the Seller Representative and Acquiror and received by the Escrow Agent, the Exchange Agent will pay the Interest earned on the Indemnification Escrowed Property to Acquiror for the benefit of the Target's shareholders. Notwithstanding anything to the contrary contained herein, any provision hereof requiring the disbursement of Interest by the Escrow Agent shall be construed to refer only to Interest which has accrued and been paid to the Escrow Agent. Any Interest which has accrued and, except for the fact that it has not been paid to the Escrow Agent, would otherwise be required to be disbursed, shall be disbursed within two Business Days of being paid to the Escrow Agent.

     SECTION 3.   RELEASE OF THE ESCROWED PROPERTY.

          (a) Upon the occurrence of an event requiring the distribution to Vierling or Acquiror of all or any portion of the Vierling Escrowed Property in accordance with the Amended Employment Agreement or upon the mutual agreement of Acquiror and Vierling, Acquiror and Vierling will deliver to the Escrow Agent a written notice (a "Distribution Notice") requesting distribution to Vierling or Acquiror, as applicable, of a specified amount of the Vierling Escrowed Property, if any. Within three (3) Business Days after delivery of a Distribution Notice to the Escrow Agent and the other parties hereto, the Escrow Agent shall pay to either or both of Acquiror and Vierling the amount of the Vierling Escrowed Property specified in such Distribution Notice. The Escrow Agent will not distribute any of the Vierling Escrowed Property, excluding Interest on the Vierling Escrowed Property which is to be distributed pursuant to Section 2(d), until it receives a Distribution Notice or a Final Determination (as hereinafter defined) setting forth the rights of Acquiror and Vierling with respect to the Vierling Escrowed Property.

          (b) The Escrow Agent shall disburse to Acquiror (for its own account or for the account of any Indemnitee, as defined in Section 8) such portion of the Indemnification Escrowed Property as instructed in writing pursuant to this
Section 3 to pay Target Indemnified Costs or


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Shareholder Indemnified Costs (collectively, "Indemnified Costs") for which the Indemnitee is entitled to reimbursement pursuant to Article 11 of the Merger Agreement. Payment shall be made not more than three Business Days after: (i) the delivery to the Escrow Agent of joint written instructions signed by Acquiror and the Seller Representative specifying an amount to be paid to an Indemnitee, or (ii) the delivery to the Escrow Agent and the Seller Representative of a copy of a Final Determination establishing the Indemnitee's right to reimbursement under this Agreement and Article 11 of the Merger Agreement with respect to such Indemnified Costs. A "Final Determination" shall mean a final, non-appealable judgment of a court of competent jurisdiction and shall be accompanied by an opinion of counsel for the presenting party received by the Escrow Agent to the effect that such judgment is a final, non-appealable judgment of a court of competent jurisdiction.

     SECTION 4. NO DISTRIBUTION OF EXPENSES. Neither Acquiror, Vierling, the Seller Representative nor any other shareholder of Target shall be entitled to reimbursement out of the Escrowed Property for any costs and expenses incurred by them in connection with exercising their rights or performing their duties under this Agreement, except that (a) Acquiror shall be entitled to reimbursement from the Indemnification Escrowed Property for Indemnified Costs as provided in Section 8 of this Agreement; and (b) upon joint written instructions executed by Acquiror and the Seller Representative and received by the Escrow Agent, the Seller Representative shall be entitled to reimbursement from the Indemnification Escrowed Property for such costs and expenses as instructed by Acquiror and the Seller Representative.

     SECTION 5. SEGREGATION OF THE FUND. (a) The Escrow Agent shall segregate from the Indemnification Escrow Amount and transfer into a separate account (the "Pending Claims Account") maintained by the Escrow Agent for the benefit of Acquiror and the Target's shareholders the portion of the Indemnification Escrowed Property that may be necessary to satisfy in full all Pending Claims (as defined below), and shall hold such portion in accordance with this Section 5. "Pending Claims" shall mean unresolved Claims (as defined in Section 8) that are the subject of one or more Claims Notices delivered under
Section 8(b). Such segregated Indemnification Escrowed Property will be invested pursuant to Section 2.

          (b) Any portion of the Indemnification Escrowed Property segregated under Section 5(a) shall continue to be segregated by the Escrow Agent until the Escrow Agent is directed to release such Indemnification Escrowed Property by
(i) written instructions signed by Acquiror and the Seller Representative, and received by the Escrow Agent, instructing the Escrow Agent how to pay all or any portion of such segregated Indemnification Escrowed Property including, in the case of payments to be made to Target's shareholders, the name, mailing address, W-9 (if available), and amount or percentage each shareholder is to receive of such release, or (ii) a copy of a Final Determination establishing the Indemnitee's or the Target's shareholders' right to reimbursement under Section
8. The Escrow Agent shall be entitled to rely conclusively on the written advice of counsel to Acquiror or the Seller Representative, as the case may be, that the judgment delivered to the Escrow Agent pursuant to this Section 5(b) is a Final Determination.


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

     SECTION 6. DISTRIBUTION OF INDEMNIFICATION ESCROWED PROPERTY TO THE TARGET'S SHAREHOLDERS. Not later than the second Business Day after the date which is 12 months from the execution of this Agreement (the "Release Date"), the Escrow Agent shall distribute to the Target's shareholders the remainder of the Indemnification Escrowed Property (plus accrued and undistributed Interest on the Indemnification Escrowed Property) minus the sum of the total amount of Indemnification Escrowed Property that is then being segregated with respect to Pending Claims under Section 5. Any amounts segregated with respect to Pending Claims shall be released as provided in Section 5(b). Notwithstanding anything to the contrary contained herein, any provision hereof requiring the disbursement of Interest by the Escrow Agent shall be construed to refer only to Interest which has accrued and been paid to the Escrow Agent. Any Interest which has accrued and, except for the fact that it has not been paid to the Escrow Agent, would be required to be disbursed, shall be disbursed within two Business Days of being paid to the Escrow Agent.

     SECTION 7. TAXPAYER IDENTIFICATION NUMBERS. The parties acknowledge that payment of any Interest earned on the Escrowed Property invested in this escrow, or the distribution of any other amounts under this escrow, will be subject to backup withholding penalties unless a properly completed Internal Revenue Service Form W-8 or W-9 certification is submitted to the Escrow Agent by the party entitled to receive such payment.

     SECTION 8. CLAIMS AGAINST THE INDEMNIFICATION ESCROWED PROPERTY. From and after the Closing, but subject to the conditions and limitations set forth in this Agreement and the Merger Agreement, the Acquiror Indemnified Parties and their respective successors and assigns (collectively, the "Indemnitees") shall be entitled to reimbursement out of the Indemnification Escrowed Property for any and all Indemnified Costs pursuant to and as provided in Article 11 of the Merger Agreement (collectively, the "Claims"). Notwithstanding any of the provisions of the Merger Agreement, the Escrow Agent shall be entitled to conclusively rely upon the provisions of Sections 8(a)-(d) hereof in determining whether a Claim for indemnification shall be paid out of the Indemnification Escrowed Property.

          (a) Claims against the Indemnification Escrowed Property may be made by Acquiror, on its own behalf or on behalf of any other Acquiror Indemnified Party, for indemnification of any Indemnified Costs. No person other than Acquiror shall be permitted to make a Claim on behalf of the Acquiror Indemnified Parties against the Indemnification Escrowed Property for Indemnified Costs under this Section 8 unless Acquiror provides written notice, received by the Escrow Agent and the Seller Representative that Acquiror has authorized another Acquiror Indemnified Party to make such claims.

          (b) Acquiror shall promptly notify the Seller Representative and the Escrow Agent in writing of any sums which Acquiror claims are subject to indemnification ("Claims Notice"). Failure of Acquiror to exercise promptness in such notification shall not amount to a waiver of such Claim unless, and only to the extent that, the resulting delay materially and adversely prejudices the Target's shareholders. Such notice shall consist of a description of the Claim and specify each Acquiror Indemnified Party (including the name and mailing address) and the amount (which may be estimated) of the Claim in United States dollars.


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

          (c) The Seller Representative may contest the Claims (or any portion thereof) specified in any Claims Notice by giving the Escrow Agent and Acquiror written notice of such contest within ten calendar days after receipt by the Seller Representative and the Escrow Agent of such Claims Notice, which notice of contest shall include a statement of the grounds of such contest and shall state the amount of any such claim by Acquiror that the Seller Representative does not dispute.

          (d) Payment of any claim for indemnification (or portion thereof) from the Indemnified Escrowed Property shall become due and payable as follows:

               (i) If, notwithstanding Section 3(b) of this Agreement, at 5:00 p.m. (Dallas time) on the fifteenth Business Day after receipt by the Seller Representative and the Escrow Agent of a Claims Notice pursuant to
Section 8(b) above, the Escrow Agent has not received written notice from the Seller Representative that the Seller Representative contests the Claim (or portion thereof) pursuant to Section 8(c) above, the Claim (or the uncontested portion thereof) shall be paid the next Business Day by the Escrow Agent to Acquiror or Acquiror Indemnified Party as specified in the applicable Claims Notice;

               (ii) If the Seller Representative contests the Claim (or portion thereof) pursuant to Section 8(c) and the Claim (or portion thereof) is settled by a written agreement of the Seller Representative and Acquiror, the amount provided in such written agreement shall, upon receipt by the Escrow Agent of a copy of such written agreement, be paid by the next Business Day by the Escrow Agent pursuant to the terms of such written agreement; and

               (iii) If the Seller Representative contests the Claim (or portion thereof) pursuant to Section 8(c) hereof and a Final Determination has been obtained, the amount set forth in such Final Determination, if any, shall be paid by the next Business Day by the Escrow Agent pursuant to the terms of such Final Determination.

     SECTION 9. EXPIRATION OF CLAIMS FOR REIMBURSEMENT. Any Claim for reimbursement from the Indemnification Escrow Amount must be asserted in writing by Acquiror or any Acquiror Indemnified Party designated pursuant to
Section 8(a) in accordance with Section 8 by a writing received by the Seller Representative and the Escrow Agent prior to 5:00 p.m. (Dallas time) on the Release Date.

     SECTION 10. THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is further agreed by Acquiror, Vierling and the Seller Representative that:

          (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any Escrowed Property held hereunder except as directed in this Agreement. Uninvested Escrowed Property held hereunder shall not earn or accrue Interest.

          (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into


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this Agreement against the Escrow Agent.  The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

          (c) Acquiror, Vierling and the Seller Representative hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property or any loss of Interest incident to any such delays. This Section 10(c) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent. IT IS THE EXPRESS INTENT OF EACH OTHER PARTY TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

          (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder in accordance with the terms hereof without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

          (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. Acquiror shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes.
Any payments of income from either Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrowed Property and is not responsible for any other reporting. This Section 10(f) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

          (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.


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

          (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (i) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the date (the "Resignation Date") which is the earlier to occur of: (i) the date a successor is appointed (including by a court of competent jurisdiction) or (ii) the date which is 30 calendar days after the date of delivery of its written notice of resignation to the other parties hereto. Upon the appointment of a successor escrow agent, such successor escrow agent shall deliver written notice to Acquiror, Vierling and the Seller Representative of the appointment of such successor escrow agent. If at the Resignation Date the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after the Resignation Date shall be to safekeep the Escrowed Property until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or a Final Determination.

          (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

          (k) In the event of any disagreement between Acquiror and the Seller Representative resulting in adverse claims or demands being made in connection with the Indemnification Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder with respect to the Indemnification Escrowed Property, the Escrow Agent shall be entitled to retain the Indemnification Escrowed Property until the Escrow Agent shall have received (i) a Final Determination directing delivery of all or a portion of the Indemnification Escrowed Property or (ii) a written agreement executed by Acquiror and the Seller Representative directing delivery of all or a portion of the Indemnification Escrowed Property, in which event the Escrow Agent shall disburse the Indemnification Escrowed Property in accordance with such Final Determination or written agreement. The Escrow Agent shall act on such Final Determination or written agreement without further question.

          In the event of any disagreement between Acquiror and Vierling resulting in adverse claims or demands being made in connection with the Vierling Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder with respect to the Vierling Escrowed Property, the Escrow Agent shall be entitled to retain the Vierling Escrowed Property until the Escrow Agent shall have received (i) a Final Determination directing delivery of all or a portion of the Vierling Escrowed Property or (ii) a written agreement executed by Acquiror and Vierling directing delivery of all or a portion of the Vierling Escrowed Property, in which event the Escrow Agent shall disburse the Vierling Escrowed Property in accordance with such Final Determination or written agreement. The Escrow Agent shall act on such Final Determination or written agreement without further question.


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

          (l) The compensation of the Escrow Agent (as payment in full) for the services to be rendered by the Escrow Agent hereunder shall be paid pursuant to the attached fee schedule. Acquiror hereby agrees with the Escrow Agent, Vierling and the Seller Representative that all fees and expenses of the Escrow Agent hereunder shall be paid by Acquiror. Without limiting Acquiror's obligations as set forth in the immediately preceding sentence, any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken first, from the Indemnification Escrowed Property, and second, from the Vierling Escrowed Property held by the Escrow Agent hereunder. The Escrow Agent's fee may be adjusted from time to time to conform to its then current guidelines.

          (m) Except as may be required by applicable law, no prospectuses, press releases, reports and promotional material, or other similar materials which mention in any language the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

          (n) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depositary Trust Company and the Federal Reserve Book Entry System.

     SECTION 11. NOTICES. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if: (a) transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) personally delivered, upon delivery or refusal of delivery; (c) mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (d) sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver, or other communication relates at the following addresses:

          (i)     if to Acquiror or to any Indemnitee:

                         Haggar Clothing Co.
                         6113 Lemmon Avenue
                         Dallas, Texas 75209
                         Attention: General Counsel
                         Facsimile: (214) 956-4446


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

                         with a copy to:

                         Vinson & Elkins L.L.P.
                         3700 Trammell Crow Center
                         2001 Ross Avenue
                         Dallas, Texas 75201
                         Attention: J. Christopher Kirk
                         Facsimile: (214) 999-7897

          (ii)    if to the Seller Representative, to:

                         Edward D. Vierling
                         c/o Jerell Inc.
                         1431 Regal Row
                         Dallas, Texas 75247-3672
                         Facsimile: (214) 637-4205

          (iii)   if to Vierling, to:

                         Edward D. Vierling
                         c/o Jerell Inc.
                         1431 Regal Row
                         Dallas, Texas 75247-3672
                         Facsimile: (214) 637-4205

          (iv)    if to the Escrow Agent, to:

                         Chase Bank of Texas, N.A.
                         2200 Ross Avenue, 5th Floor
                         Dallas, Texas 75201
                         Attn: Michael A. Scrivner
                         Facsimile: (214) 965-3577

Any party by written notice to the other parties pursuant to this Section 11 may change the address or the persons to whom notices or copies thereof shall be directed.

     SECTION 12. WAIVERS; AMENDMENTS. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. This Agreement may only be modified by a writing signed by all of the parties hereto.

     SECTION 13. CONSTRUCTION. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Unless otherwise stated, references to Sections are references to Sections of this Agreement.


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

     SECTION 14. ASSIGNMENT; THIRD PARTIES. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that (a) upon notice to Vierling, the Seller Representative and the Escrow Agent and without releasing Acquiror from any of its obligations or liabilities hereunder, Acquiror may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate of Acquiror or any Person with or into which Acquiror or any parent company of Acquiror merges or consolidates, and (b) nothing in this Agreement shall limit Acquiror's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Acquiror or Acquiror's designee without the consent of Vierling, the Seller Representative or the Escrow Agent. Vierling, the Seller Representative and the Escrow Agent shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as Acquiror or its institutional lenders may from time to time reasonably request; PROVIDED, HOWEVER, that unless written notice is given to Vierling, the Seller Representative and the Escrow Agent that any such collateral assignment has been foreclosed upon, Vierling, the Seller Representative and the Escrow Agent shall be entitled to deal exclusively with Acquiror as to any matters arising under this Agreement or any of the other agreements or instructions delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Acquiror's assigns.

     SECTION 15. TERMINATION. This Agreement shall terminate at the time of the final distribution by the Escrow Agent of all Escrowed Property in accordance with the provisions of this Agreement.

     SECTION 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

     SECTION 17. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal law of the State of Texas (without reference to its rules as to conflicts of law).

     SECTION 18. CONSENT TO SERVICE. Acquiror, Vierling and the Seller Representative hereby irrevocably submit to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding to which the Escrow Agent is a party arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such a Texas state or federal court. The parties hereby consent to and grant to such court jurisdiction over the person of such parties and of the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid as to sufficient service thereof.

     SECTION 19. SEVERABILITY. The invalidity, illegality or unenforceability of any provisions of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

     SECTION 20. LIENS. Each of the Acquiror, Vierling and the Seller Representative hereby grants to Escrow Agent a lien upon, and security interest in, all its right, title and interest in and to all of the Vierling Escrow Property and the Indemnification Escrow Property as security for the payment and performance of its obligations owing to Escrow Agent hereunder, including, without limitation, its obligations of payment, indemnity and reimbursement provided for hereunder, which lien and security interest may be enforced by Escrow Agent without notice by charging and setting-off and paying from, the Vierling Escrow Property the Indemnification Escrow Property any and all amounts then owing to it pursuant to this Agreement or by appropriate foreclosure proceedings.

     SECTION 21. RIGHT OF INTERPLEADER. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement or the Vierling Escrow Property or the Indemnification Escrow Property, or should a substitute escrow agent fail to be designated as provided in Section 10(j) hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Vierling Escrow Property or the Indemnification Escrow Property, as the case may be, until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or
(b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Vierling Escrow Property or the Indemnification Escrow Property, then, as between (a) the Acquiror, Vierling and the Seller Representative, on the one hand and (b) Escrow Agent on the other, the Acquiror, Vierling and the Seller Representative agree to reimburse Escrow Agent for its reasonable attorneys' fees and any and all other expenses, losses, costs and damages reasonably incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

                 [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                   "ACQUIROR"

                                   HAGGAR CLOTHING CO.



                                   By: /s/ Frank D. Bracken
                                      ---------------------------------------
                                   Name:   Frank D. Bracken
                                        -------------------------------------
                                   Title:  President and COO
                                         ------------------------------------

                                   "VIERLING"


                                   /s/ Edward D. Vierling
                                   ------------------------------------------
                                   Edward D. Vierling


                                   "SELLER REPRESENTATIVE"


                                   /s/ Edward D. Vierling
                                   -------------------------------------------
                                   Edward D. Vierling, , not in his individual
                                   capacity, but in his capacity as Seller
                                   Representative under the Merger Agreement


                                   "ESCROW AGENT"

                                   CHASE BANK OF TEXAS, N.A.



                                   By: /s/ Michael A. Scrivner
                                      ----------------------------------------
                                   Name:  Michael A. Scrivner
                                        --------------------------------------
                                   Title:  Vice President
                                         -------------------------------------



                         [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                     [LOGO]

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                                SCHEDULE OF FEES
                                      FOR
                              ESCROW AGENT SERVICES

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NOTE:  WE ASSUME UNDER THE FOLLOWING FEE SCHEDULE THAT THE DEPOSIT PROCEEDS
       WILL BE CONTINUALLY INVESTED IN ONE OF CHASE'S VISTA MONEY MARKET MUTUAL FUNDS.

       MINIMUM ADMINISTRATIVE FEE................................. $ 3,000
       Payable Upon Account Opening and in Advance for each year in which we act as Escrow Agent (There will be an additional charge of $500 per account in excess of the two initial accounts.)

ACTIVITY FEES:

DISBURSEMENTS
Per Check                               $    15.00
Per Wire     U.S.                       $    35.00
             International              $   100.00

RECEIPTS
Per Check                               $     7.50
Per Wire                                $    10.00

INVESTMENTS
Per directed buy/sell                   $    50.00
Per 1099 tax report                     $    10.00

LEGAL EXPENSES:                         AT COST
There will be no legal expense for Chase if Chase's standard form escrow agreement is employed without substantive amendments.

A New Account Acceptance Fee will be charged for the Bank's review of the Escrow Agreement along with any related account documentation. A one (1) year Minimum Administrative Fee will be assessed for any account which is funded. The account will be invoiced in the month in which the account is opened and annually thereafter. Payment of the invoice is due 30 days following receipt.

The Administrative Fee will cover a minimum of fifteen (15) annual administrative hours for the Bank's standard Escrow services including account setup, safekeeping of assets, investment of funds, collection of income and other receipts, preparation of statements comprising account activity and asset listing, and distribution of assets in accordance with the specific terms of the Escrow Agreement.

EXTRAORDINARY SERVICES AND OUT-OF-POCKET EXPENSES:

Any additional services beyond our standard services as specified above, such as annual administrative activities in excess of fifteen (15) hours and all reasonable out-of-pocket expenses including attorney's fees will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank's standard rate.

MODIFICATION OF FEES:

Circumstances may arise necessitating a change in the foregoing fee schedule. The Bank will attempt at all times, however, to maintain the fees at a level which is fair and reasonable in relation to the responsibilities assumed and the duties performed.

OTHER INFORMATION:

Administrative Accounting Fee Disclosure: Chase may receive a 12(b)-1 fee of up to 65 basis points (.65 percent) from affiliates of investment companies whose shares may be purchased for client accounts, or a cash management fee of up to 50 basis points (.50 percent) on client funds which are deposited into an interest-bearing money market demand or savings account or certain money market mutual fund investments including the Chase Vista funds. The fee is compensation for administrative and accounting services provided to clients.

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   All fees quoted are subject to our review and acceptance and that of our legal counsel of the documents governing the escrow. As a condition for acceptance of an appointment, it is expected that all legal fees and out-of-pocket expenses incurred by Chase Bank of Texas, N.A. and our counsel in connection with our review of the transaction will be paid by the client regardless of whether or not the transaction closes.

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